Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY APPOINTS SIR RICHARD B. DEARLOVE

AND LARS H. THUNELL TO BOARD OF DIRECTORS

DALLAS, Texas, December 7, 2012 – Kosmos Energy (NYSE: KOS) announced today the appointments of Sir Richard B. Dearlove, OBE, KCMG, and Lars H. Thunell to its Board of Directors, effective immediately. The additions increase the total number of directors of the Company’s Board to eleven.

Sir Richard B. Dearlove is master of Pembroke College at the University of Cambridge, U.K., a position he has held since retiring as the head of the British Secret Intelligence Service (MI6) in 2004. During his 38-year tenure with MI6, Sir Richard served in multiple international locations, before returning to the U.K. as director of personnel and administration in 1993. He also served as director of operations and assistant chief in advance of his appointment as head of MI6 in 1999. In 1984, Sir Richard was awarded an OBE (Officer of the Most Excellent Order of the British Empire), and in 2001 he was appointed a KCMG (Knight Commander of St. Michael and St. George) for his service. Sir Richard has held several trustee and advisory positions, including serving as a trustee of Kent School in Connecticut, honorary fellow of Queens’ College, University of Cambridge, member of the international advisory board of AIG, senior advisor to the Monitor Group, chairman of Ascot Underwriting, member of the advisory board of IrisGuard, member of the advisory board of New Venture Partners, chairman of trustees of the Cambridge Union Society and member of the strategic advisory board of TimeSight Systems. He received a master of arts degree in history from Queen’s College, Cambridge.

Lars H. Thunell retired in 2012 as executive vice president and CEO of the International Finance Corporation (IFC), part of the World Bank Group, following a distinguished career of more than 30 years in both the financial sector and industry. During his career, Thunell has held top leadership positions with several prominent Swedish financial and international businesses. Prior to joining the IFC in 2006, he was CEO of SEB, Sweden’s top corporate bank. He has also served as executive vice president and deputy CEO of Nordbanken and executive vice president of ABB Ltd. Thunell is a member of the board of Standard Chartered as well as non-executive vice chairman of Sithe Global. He received a PhD from the University of Stockholm and was a research fellow at the Harvard University Center for International Affairs.

John R. Kemp III, chairman of the Board, commented, “The appointments of Sir Richard Dearlove and Lars Thunell to our Board of Directors reflect the expanding global reach of Kosmos as an organization, as well as our commitment to best-in-class governance and business integrity.”

Brian F. Maxted, CEO and director, added, “Both Sir Richard and Lars bring extensive leadership, sound business acumen, and a wealth of knowledge and experience to the Kosmos Board. We are delighted and honored to have them join us.”

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About Kosmos Energy

Kosmos Energy is a leading independent oil and gas exploration and production company focused on frontier and emerging areas in Africa and South America. The Company’s asset portfolio includes existing production, major discoveries and exploration prospects offshore Ghana, as well as exploration licenses with significant hydrocarbon potential offshore Mauritania, Morocco and Suriname and onshore Cameroon. Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  The Company’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although the Company believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Company. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings.  The Company’s SEC filings are available on the Company’s website at www.kosmosenergy.com. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations

Brad Whitmarsh

+1.214.445.9772

bwhitmarsh@kosmosenergy.com